Exhibit 99.1

SMTC Corporation www.smtc.com investorrelations@smtc.com	NEWS RELEASE Nasdaq: SMTX Toronto Stock Exchange: SMX

FOR IMMEDIATE RELEASE

Monday, August 9, 2004

SMTC Restores Profitability

TORONTO – August 9, 2004 — SMTC Corporation(1) (Nasdaq: SMTX, TSE: SMX), a global electronics manufacturing services provider, today reported second quarter net earnings of $1.0 million, or $0.02 per share, on revenue of $66.3 million. This compared with a net loss of $39.9 million, or $1.39 per share, on revenue of $70.7 million for the same quarter last year and a net loss of $47,000, or $0.00 per share, on revenue of $69.4 million for the first quarter of 2004. The net earnings for the second quarter of 2004 included income from discontinued options of $0.8 million and an income tax expense of $0.5 million related to our recapitalization transactions. The net loss for the second quarter of 2003 included a valuation allowance of $34.2 million related to deferred tax assets.

Gross profit for the second quarter of 2004 was $7.3 million, or 11.1% of revenue, compared with $4.7 million, or 6.7% of revenue, for the same period in the prior year and $6.8 million, or 9.9% of revenue, for the first quarter of 2004.

For the six months ended July 4, 2004, the Company reported revenue of $135.7 million, compared with $152.2 million for the first six months of 2003. Net earnings for the six months ended July 4, 2004 was $0.9 million, or $0.02 per share, compared with a net loss of $39.8 million, or $1.39 per share, for the first six months of 2003.

On June 1, 2004, the Company announced that it closed its recapitalization transactions including a fully underwritten, committed private placement of 33,350,000 Special Warrants to qualified investors priced at Cdn$1.20; a new, 3-year US$40 million revolving asset-based credit facility with Congress Financial Corporation (Canada); and a

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transaction with SMTC’s previous lenders under which the Company has satisfied its pre- existing debt by repaying US$40 million, exchanging US$10 million of debt and existing warrants for US$10 million of SMTC common stock and warrants and converting US$27.5 million, into second lien subordinated debt with maturity ranging from 4 to 5 years. The completion of the recapitalization transactions resulted in reducing the total debt outstanding to $43.7 million at July 4, 2004 compared to $70.5 million at April 4, 2004. Total shares outstanding upon closing the transactions increased to 73.2 million from the 28.7 million shares outstanding prior to closing, resulting in a weighted average number of shares outstanding on a fully diluted basis of 45.3 million and 36.9 million for the three and six months ending July 4, 2004, respectively.

“I am pleased to have recently joined SMTC,” said Jane Todd, Senior Vice President and Chief Financial Officer. “I believe I have joined the Company at an optimum time, with the completion of the recapitalization transactions reducing our overall debt, lengthening our repayment terms and introducing our revolving credit facility. The closure of these transactions will provide the additional liquidity and financial flexibility to support our current and future customers’ growth.”

“The return to profitability is an important milestone for our Company, validating that our transformation plan is on track. Revenue and earnings exceeded our internal plans for the quarter and six month period generating pre-tax earnings from continuing operations of $0.8 million and $0.9 million, respectively. With the completion of the refinancing and restoring profitability, we are now positioned to pursue growth opportunities,” stated John Caldwell President and Chief Executive Officer. “We expect to continue on our transformation plan over the balance of the year. With the delay in the completion of the recapitalization and the renewal of our sales organization, our new customer acquisition initiatives are just starting to gain traction.”

(1)	Expressed in millions of U.S. dollars, except per share amounts and as otherwise stated

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About the Company: SMTC Corporation is a global provider of advanced electronic manufacturing services. The Company’s electronics manufacturing, technology and design centers are located in Appleton, Wisconsin; Boston, Massachusetts; San Jose, California; Toronto, Canada; and Chihuahua, Mexico with a third party facility in Chang An, China. SMTC offers technology companies and electronics OEMs a full range of value-added services. SMTC supports the needs of a growing, diversified OEM customer base primarily within the industrial, networking, communications and computing markets. SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX and on The Toronto Stock Exchange under the symbol SMX. Visit SMTC’s web site, www.smtc.com, for more information about the Company.

Note for Investors: The statements contained in this release that are not purely historical are forward-looking statements which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as “believes”, “expect”, “may”, “should”, “would”, “will”, “intends”, “plans”, “estimates”, “anticipates” and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC Corporation. For these statements, we claim the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward-looking statements include the challenges of managing quickly expanding operations and integrating acquired companies, fluctuations in demand for customers’ products and changes in customers’ product sources, competition in the EMS industry, component shortages, and others discussed in the Company’s most recent filings with securities regulators in the United States and Canada. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

For additional information, please contact:

Jane Todd

Senior Vice President and Chief Financial Officer

(905) 479-1810

jane.todd@smtc.com

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Company Financials To Follow

SMTC CORPORATION

Consolidated Unaudited Statements of Earnings (Loss)

(US dollars, in thousands, except share and per share data)

	Three months ended		Six months ended
	July 4, 2004	June 29, 2003	July 4, 2004	June 29, 2003
Revenue	$66,306	$70,746	$135,729	$152,247

Cost of sales	58,966	66,010	121,542	139,565

Gross profit	7,340	4,736	14,187	12,682

Selling, general and administrative expenses	4,198	4,762	8,505	9,457
Amortization	1,158	972	2,330	1,944
Restructuring charges (adjustments)	—	(360)	—	(121)

Operating earnings (loss)	1,984	(638)	3,352	1,402

Interest	1,198	1,321	2,490	2,839

Earnings (loss) before income taxes and discontinued operations	786	(1,959)	862	(1,437)

Income tax expense	646	34,446	769	34,635

Earnings (loss) from continuing operations	140	(36,405)	93	(36,072)

Earnings (loss) from discontinued operations	837	(3,450)	837	(3,751)

Net earnings (loss)	$977	$(39,855)	$930	$(39,823)

Net earnings (loss) per share:
Basic from continuing operations	$0.00	$(1.27)	$0.00	$(1.26)
Earnings (loss) from discontinued operations	$0.02	$(0.12)	$0.02	$(0.13)

Basic	$0.02	$(1.39)	$0.02	$(1.39)

Diluted	$0.02	$(1.39)	$0.02	$(1.39)

Weighted average number of shares outstanding:
Basic	45,322,484	28,689,779	36,827,285	28,689,779
Diluted	45,338,969	28,689,779	36,894,002	28,689,779

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SMTC CORPORATION

Consolidated Balance Sheets

(US dollars, in thousands)

	July 4, 2004	December 31, 2003
	(unaudited)
Cash	$51	$167
Accounts receivable	32,081	41,318
Inventories	34,590	31,463
Prepaid expenses	2,807	1,922

	69,529	74,870

Capital assets	28,011	30,805
Other assets	5,659	3,088

	$103,199	$108,763

Accounts payable	$28,255	$40,565
Accrued liabilities	15,720	18,843
Income taxes payable	1,022	355
Current portion of long-term debt	2,967	70,077
Current portion of capital lease obligations	60	193

	48,024	130,033

Long-term debt	40,694	—
Capital lease obligations	35	35

Shareholders’ equity (deficiency)	14,446	(21,305)

	$103,199	$108,763

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